Exhibit 99.1

               PC Connection, Inc. Reports Third Quarter Results

          Company Continues Record Quarterly Sales; Earnings Per Share
                                     Double

    MERRIMACK, N.H.--(BUSINESS WIRE)--Oct. 26, 2006--PC Connection, Inc. (NASDAQ: PCCC)

    THIRD QUARTER HIGHLIGHTS:

    --  Net sales: $415 million, 11.9% growth year over year

    --  Gross profit margin: 12.3%, up in all business segments

    --  Net income: $4.4 million, 128% increase year over year

    --  Diluted earnings per share: $.17, compared to $.08 in Q3 2005

    PC Connection, Inc. (NASDAQ: PCCC) achieved record quarterly sales and increased earnings per share 112% year over year in the quarter ended September 30, 2006.

    Net sales for the three months ended September 30, 2006 increased by $44.1 million, or 11.9%, to $415.2 million from $371.1 million for the three months ended September 30, 2005. Net income for the quarter was $4.4 million, or $.17 per share, compared to $1.9 million, or $.08 per share, for the corresponding prior year quarter. Changes in the Company's income tax filing status in certain states decreased tax expense and increased net income by $0.3 million.

    "We are pleased with our strong financial results for the third quarter of 2006. PC Connection, Inc. continues to grow through profitable customer acquisition strategies implemented across all of our business segments," said Patricia Gallup, Chairman and Chief Executive Officer of PC Connection, Inc. "In addition, gross margins improved in all of our business segments for the third consecutive quarter, and total gross profit dollars increased 21.5% year over year."

    The three-month periods ended September 30, 2006 and 2005 included special charges that reduced earnings and earnings per share. The Company's subsidiary, GovConnection, Inc., has reached a tentative settlement with the Department of Justice on the 2003 GSA audit matter reported previously and has accrued $1.05 million in the three-month period ended September 30, 2006 in addition to the $1.5 million that had been accrued in prior periods. GovConnection disputed the claims but has agreed to settle the matter without any admission of wrongdoing or fault to avoid the expense and diversion of litigation. GovConnection was awarded a new GSA contract in August 2004.

    Had these charges not been incurred, pro forma net income for the quarter ended September 30, 2006 would have been $5.0 million, or $.20 per share, compared to $2.5 million, or $.10 per share, for the quarter ended September 30, 2005. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Consolidated Income Statements.

    Net sales for the nine months ended September 30, 2006 increased by $158.1 million, or 15.1%, to $1,203.8 million from $1,045.7 million for the nine months ended September 30, 2005. The three- and nine-month periods ended September 30, 2006 included revenue generated by former sales representatives of Amherst Technologies who joined the Company after our purchase of Amherst assets in October 2005. Net income for the nine months ended September 30, 2006 was $9.2 million, or $.36 per share, compared to $4.4 million, or $.18 per share, for the nine months ended September 30, 2005. The nine-month periods ended September 30, 2006 and 2005 included special charges that reduced earnings and earnings per share. Had these charges not been recorded, pro forma net income for the nine months ended September 30, 2006 would have been $10.6 million, or $.42 per share, compared to $5.0 million, or $.20 per share, for the nine months ended September 30, 2005.

    Business Segments:

    -- Net sales for the small- and medium-sized business (SMB) segment increased by 8.8% to $221.3 million compared to the third quarter of 2005.

    -- Net sales to large account customers increased by 41.4% to $113.7 million compared to the third quarter of 2005, due in part to the Amherst transaction referred to above.

    -- Net sales to government and education customers (the Company's public sector segment) decreased for the quarter by 8.1% to $80.2 million compared to the third quarter of 2005, as a result of management's decision to focus on higher margin sales opportunities.

    Product Mix:

    -- Notebooks and PDAs continued to be the Company's largest product category, accounting for 17.4% of net sales in the third quarter of 2006 compared to 19.4% for the corresponding period a year ago.

    -- Desktop computers and servers accounted for 13.6% of net sales in the third quarter of 2006 compared to 13.9% of net sales for the corresponding period a year ago.

    -- Video, Imaging, and Sound accounted for 13.8% of net sales in the third quarter of 2006 compared to 11.8% of net sales for the corresponding period a year ago, representing a 30.8% year-over-year growth.

    -- Net/Com products grew 19.3% in the third quarter of 2006 to 8.3% of net sales due to an increase in infrastructure, switching, and routing solutions sales.

    -- Sales of accessories and other products increased 16.3% year over year to 11.1% of net sales due to higher attachment sales of services and companion products.

    Gross profit margin, as a percentage of net sales, increased 100 basis points to 12.3% in the third quarter of 2006 from 11.3% in the third quarter of 2005. Gross margin improved in all three business segments due to greater vendor consideration received in the quarter and increased service revenues and software referral fees. Consolidated annualized productivity was largely unchanged in the third quarter of 2006 compared to the third quarter of 2005 despite the increase in current hires. The total number of sales representatives increased by 93 to 678 as of September 30, 2006 from 585 as of September 30, 2005.

    Total selling, general and administrative expenses for the quarter increased year over year by $5.8 million, or 15.3%. The year-over-year dollar increase resulted primarily from the additional operating expenses related to the Amherst transaction, increased variable compensation associated with higher gross profit dollars, and incremental operating expenses associated with our new Texas sales office.

    Ms. Gallup concluded, "PC Connection's positive third quarter results demonstrate that our talented and experienced team is focused on successfully executing our business strategies and initiatives. We believe our business is well-positioned to continue to grow market share, and we are committed to making the investments and changes we feel are necessary to improve our operating performance and enhance long-term shareholder value."

    About PC Connection, Inc.

    PC Connection, Inc., a Fortune 1000 company, owns three sales companies: PC Connection Sales Corporation, MoreDirect, Inc., and GovConnection, Inc., headquartered in Merrimack, NH, Boca Raton, FL, and Rockville, MD, respectively. All three companies can deliver custom-configured computer systems overnight. Investors and media can find more information about PC Connection, Inc. at http://ir.pcconnection.com.

    PC Connection Sales Corporation (1-800-800-5555), the original business of PC Connection, Inc. serving the small- and medium-sized business sector (SMB), is a rapid-response provider of information technology (IT) products and solutions. It offers more than 130,000 brand-name products through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, and publications, and its Web site at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com.

    MoreDirect, Inc. (561-237-3300), www.moredirect.com, provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. MoreDirect's TRAXX(R) system is a seamless end-to-end interface that empowers clients to electronically source, evaluate, compare prices, and track related technology product purchases in real-time.

    GovConnection, Inc. (1-800-800-0019) is a rapid-response provider of IT products and solutions to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and online at www.govconnection.com.

    pccc-g

    "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, and the ability of the Company to hire and retain essential personnel, and other risks detailed under the caption "Risk Factors" in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended June 30, 2006. More specifically, the statements in this release concerning the Company's outlook for 2006 and the statements concerning the Company's gross margin percentage, productivity, and selling and administrative costs and other statements of a non-historical basis (including statements regarding implementing strategies for future growth, the ability of the Company to improve sales productivity and increase its active customers) are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise.




----------------------------------------------------------------------
CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
----------------------------------------------------------------------
At or for the Three Months
 Ended September 30,             2006              2005
-------------------------------------------- -------------------------

(Dollars and shares in
 thousands, except
 operating data,                      % of              % of
 price/earnings ratio, and             Net               Net      %
 per share data)                       Sales             Sales Change
-------------------------------------------- -------------------------

Operating Data:
    Net sales               $415,213          $371,124           11.9%
    Diluted earnings per
     share                     $0.17             $0.08

    Gross profit margin         12.3%             11.3%
    Operating margin             1.6               1.0
    Return on equity (1)         9.8               4.6

    Catalogs distributed   3,641,000         5,525,000          -34.1%
    Orders entered (2)       381,700           350,600            8.9%
    Average order size (2)    $1,295            $1,261            2.7%

    Inventory turns (1)           22                20
    Days sales outstanding        43                46


Product Mix:
     Notebooks & PDAs        $72,123   17.4%   $71,958   19.4%    0.2%
     Desktops/Servers         56,545   13.6     51,730   13.9     9.3
     Storage Devices          34,508    8.3     32,119    8.7     7.4
     Software                 51,692   12.4     44,875   12.1    15.2
     Net/Com Products         34,610    8.3     29,023    7.8    19.3
     Printers & Printer
      Supplies                43,535   10.5     40,033   10.8     8.7
     Video, Imaging, &
      Sound                   57,250   13.8     43,753   11.8    30.8
     Memory & System
      Enhancements            19,028    4.6     18,152    4.9     4.8
     Accessories/Other        45,922   11.1     39,481   10.6    16.3
                           ---------- ------ ---------- ------
                            $415,213  100.0%  $371,124  100.0%   11.9%
                           ========== ====== ========== ======


Net Sales of Enterprise Server and Networking Products (included in the above Product Mix):

                            $125,766   30.3%  $102,502   27.6%   22.7%
                           ==========        ==========


Stock Performance
 Indicators:
     Actual shares
      outstanding             25,695            25,224
     Total book value per
      share                    $7.16             $6.79
     Tangible book value
      per share                $4.77             $4.63
     Closing price            $11.55             $5.44
     Market capitalization  $296,777          $137,219
     Trailing
      price/earnings ratio
      (3)                         32                21

(1) Annualized
(2) Does not reflect cancellations or returns
(3) Earnings is based on the last four quarters





----------------------------------------------------------------------
SELECTED SEGMENT INFORMATION
----------------------------------------------------------------------
For the Three Months Ended
 September 30,                        2006                2005
-------------------------------------------------- -------------------

                                          Gross               Gross
                                          Margin              Margin
 (Dollars in thousands)        Net Sales    (%)    Net Sales    (%)
-------------------------------------------------- -------------------

     PC Connection Sales
      Corporation (SMB)        $221,330      13.3% $203,493      12.9%
     MoreDirect (Large
      Account)                  113,690      11.4    80,382       9.8
     GovConnection (Public
      Sector)                    80,193      10.8    87,249       9.2
                               --------- --------- --------- ---------
         Total                 $415,213      12.3% $371,124      11.3%
                               ========= ========= ========= =========





----------------------------------------------------------------------
CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
Three Months Ended September 30,          2006             2005
----------------------------------------------------------------------
(Amounts in thousands, except per     Amount   % of    Amount   % of
 share data)                                    Net              Net
                                                Sales            Sales
----------------------------------------------------- ----------------

Net sales                            $415,213  100.0% $371,124  100.0%
Cost of sales                         364,070   87.7   329,044   88.7
                                     --------- ------ --------- ------
      Gross Profit                     51,143   12.3    42,080   11.3

Selling, general and administrative
 expenses                              43,291   10.4    37,531   10.1
Special charges                         1,050    0.3       853    0.2
                                     --------- ------ --------- ------
      Income From Operations            6,802    1.6     3,696    1.0

Interest expense                         (394)  (0.1)     (289)  (0.1)
Other, net                                 38      -        25      -
Income tax provision                   (2,058)  (0.4)   (1,508)  (0.4)
                                     --------- ------ --------- ------
      Net Income                       $4,388    1.1%    1,924    0.5%
                                     ========= ====== ========= ======


Weighted average common shares
 outstanding:
      Basic                            25,446           25,224
                                     =========        =========
      Diluted                          25,667           25,271
                                     =========        =========
Earnings per common share:
      Basic                             $0.17            $0.08
                                     =========        =========
      Diluted                           $0.17            $0.08
                                     =========        =========





----------------------------------------------------------------------
CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
Nine Months Ended September 30,        2006               2005
----------------------------------------------------------------------
                                             % of               % of
 (Amounts in thousands, except                Net                Net
         per share data)           Amount     Sales   Amount     Sales
--------------------------------------------------- ------------------

Net sales                        $1,203,785  100.0% $1,045,685  100.0%
Cost of sales                     1,055,481   87.7     925,907   88.5
                                 ----------- ------ ----------- ------
      Gross Profit                  148,304   12.3     119,778   11.5

Selling, general and
 administrative expenses            129,780   10.8     110,326   10.6
Special charges                       2,391    0.2         853    0.1
                                 ----------- ------ ----------- ------
      Income From Operations         16,133    1.3       8,599    0.8

Interest expense                     (1,475)  (0.1)       (846)  (0.1)
Other, net                               34      -          50      -
Income tax provision                 (5,487)  (0.4)     (3,367)  (0.3)
                                 ----------- ------ ----------- ------
       Net Income                    $9,205    0.8%     $4,436    0.4%
                                 =========== ====== =========== ======


Weighted average common shares
 outstanding:
       Basic                         25,330             25,170
                                 ===========        ===========
       Diluted                       25,459             25,275
                                 ===========        ===========
Earnings per common share:
       Basic                          $0.36              $0.18
                                 ===========        ===========
       Diluted                        $0.36              $0.18
                                 ===========        ===========





----------------------------------------------------------------------
A RECONCILIATION BETWEEN GAAP AND PRO FORMA NET INCOME
----------------------------------------------------------------------
This information is being provided so as to allow for a comparison of our operating results without special charges.
----------------------------------------------------------------------

----------------------------------------------------------------------
September 30,                          Three Months     Nine Months
                                           Ended            Ended
----------------------------------------------------------------------
(Amounts in thousands)                  2006    2005     2006    2005
----------------------------------------------------------------------

GAAP net income                       $4,388  $1,924   $9,205  $4,436
Special charges (after tax):
      GSA review                         630       -      900       -
      Management restructuring             -     554      535     554
                                      ------- ------- -------- -------
                                         630     554    1,435     554
                                      ------- ------- -------- -------

Pro forma net income                  $5,018  $2,478  $10,640  $4,990
                                      ======= ======= ======== =======





----------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS                        September December
                                                      30,       31,
-------------------------------------------------- --------- ---------
(Amounts in thousands)                               2006      2005
-------------------------------------------------- --------- ---------

ASSETS
Current Assets:
Cash and cash equivalents                           $11,819    $9,770
Accounts receivable, net                            159,016   162,525
Inventories - merchandise                            68,429    75,374
Deferred income taxes                                 3,878     3,769
Income taxes receivable                                 987     1,742
Prepaid expenses and other current assets             3,832     4,219
                                                   --------- ---------
        Total current assets                        247,961   257,399
Property and equipment, net                          19,541    17,700
Goodwill, net                                        56,867    56,820
Other intangibles, net                                4,630     5,427
Other assets                                            323       359
                                                   --------- ---------
        Total assets                               $329,322  $337,705
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Current maturities of capital lease
    obligations:
      To affiliate                                     $452      $416
      To third party                                    427       412
Note payable - bank                                   7,096    19,975
Accounts payable                                     99,690   114,413
Accrued expenses and other liabilities               26,823    21,290
                                                   --------- ---------
        Total current liabilities                   134,488   156,506
Capital lease obligations, less current
 maturities:
     To affiliate                                     4,957     5,299
     To third party                                      73       396
Deferred income taxes                                 5,750     4,105
                                                   --------- ---------
        Total liabilities                           145,268   166,306
                                                   --------- ---------
Stockholders' Equity:
   Common stock                                         261       256
   Additional paid-in capital                        81,329    77,884
   Retained earnings                                104,750    95,545
   Treasury stock at cost                            (2,286)   (2,286)
                                                   --------- ---------
         Total stockholders' equity                 184,054   171,399
                                                   --------- ---------
         Total liabilities and stockholders'
          equity                                   $329,322  $337,705
                                                   ========= =========





----------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
----------------------------------------------------------------------
Nine months ended September 30, 2006 (Amounts in thousands)
----------------------------------------------------------------------
             Common Stock   Add'l.           Treasury Shares
             ------------- Paid-In  Retained ---------------
             Shares Amount  Capital Earnings Shares  Amount   Total
----------------------------------------------------------------------

Balance -
 December 31,
 2005        25,622  $256   $77,884  $95,545   (362)($2,286) $171,399

Exercise of
 stock
 options,
 including
 income tax
 benefits       413     5     3,048        -      -       -     3,053

Issuance of
 stock under
 Employee
 Stock
 Purchase
 Plan            22     -       120        -      -       -       120

Stock
 compensation
 expense          -     -       277        -      -       -       277

Net income        -     -         -    9,205      -       -     9,205
             ---------------------------------------------------------

Balance -
 September
 30, 2006    26,057  $261   $81,329 $104,750   (362)($2,286) $184,054
             =========================================================




CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------------------- --------- ---------
Nine Months Ended September 30, (Amounts in
 thousands)                                            2006      2005
-------------------------------------------------- --------- ---------

Cash Flows from Operating Activities:

Net income                                           $9,205    $4,436

Adjustments to reconcile net income to net cash
 provided by operating activities:
      Depreciation and amortization                   5,227     5,340
      Provision for doubtful accounts                 2,094     2,790
      Deferred income taxes                           1,536        40
      Loss on disposal of fixed assets                   63        41
      Stock compensation expense                        277         -
      Gross excess tax benefit from exercise of
       stock options                                     (1)        -

Changes in assets and liabilities:
      Accounts receivable                             1,415   (30,679)
      Inventories                                     6,945    11,446
      Prepaid expenses and other current assets       1,142        50
      Other non-current assets                           36      (187)
      Accounts payable                              (14,723)   16,479
      Income tax benefits from exercise of stock
       options                                          231        80
      Accrued expenses and other liabilities          5,533       752
                                                   --------- ---------
Net cash provided by operating activities            18,980    10,588
                                                   --------- ---------


Cash Flows from Investing Activities:

Purchases of property and equipment                  (6,401)   (5,060)
Proceeds from sale of property and equipment             20        13
Payment of acquisition earn-out obligation                -    (6,921)
                                                   --------- ---------
Net cash used for investing activities               (6,381)  (11,968)
                                                   --------- ---------


Cash Flows from Financing Activities:

Proceeds from short-term borrowings                 317,280   180,800
Repayment of short-term borrowings                 (330,159) (178,044)
Repayment of capital lease obligations                 (614)     (600)
Exercise of stock options                             2,822       348
Gross excess tax benefit from exercise of stock
 options                                                  1         -
Issuance of stock under Employee Stock Purchase
 Plan                                                   120       168
                                                   --------- ---------
Net cash (used for) provided by financing
 activities                                         (10,550)    2,672
                                                   --------- ---------
Increase in cash and cash equivalents                 2,049     1,292
Cash and cash equivalents, beginning of period        9,770     6,829
                                                   --------- ---------
Cash and cash equivalents, end of period            $11,819    $8,121
                                                   ========= =========


    pccc-g

    CONTACT: PC Connection, Inc.
             Stephen Baldridge, 603-683-2322
             VP of Finance & Corporate Controller